FORM 8-K

                         CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



                          Date of Report
                 (Date of earliest event reported)
                           May 2, 2000



                       US Airways Group, Inc.
                 (Commission file number: 1-8444)

                               and

                          US Airways, Inc.
                 (Commission file number: 1-8442)

    (Exact names of registrants as specified in their charters)



        Delaware               US Airways Group, Inc. 54-1194634
(State of incorporation        US Airways, Inc.       53-0218143
  of both registrants)       (I.R.S. Employer Identification Nos.)



                       US Airways Group, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-7000
       (Registrant's telephone number, including area code)



                          US Airways, Inc.
              2345 Crystal Drive, Arlington, VA 22227
             (Address of principal executive offices)
                          (703) 872-7000
       (Registrant's telephone number, including area code)







Item 5. Other Events

     On May 1, 2000, US Airways, Inc. (a wholly-owned subsidiary of US Airways Group, Inc.) issued a news release announcing that its flight attendants, who are members of the Association of Flight Attendants, had approved a new five-year labor contract.

Item 7.   Financial Statements and Exhibits

(c)  Exhibit

Designation              Description
-----------              -----------
    99               News release dated May 1, 2000


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                            US Airways Group, Inc. (REGISTRANT)

                                /s/ [Anita P. Beier]
Date: May 2, 2000    By: --------------------------------
                                Anita P. Beier
                                Vice President and Controller
                                (Chief Accounting Officer)


                            US Airways, Inc. (REGISTRANT)

                                /s/ [Anita P. Beier]
Date: May 2, 2000    By: --------------------------------
                                Anita P. Beier
                                Vice President and Controller
                                (Chief Accounting Officer)













Exhibit 99

US AIRWAYS WELCOMES RATIFICATION OF FLIGHT ATTENDANT CONTRACT

ARLINGTON, Va., May 1, 2000 -- US Airways said today that it welcomes the approval of a new five-year contract by its 10,000 flight attendants who are members of the Association of Flight Attendants. The contract was ratified by an approval margin of more than 78 percent with 85 percent of all eligible flight attendants voting.

"This is a historic day for US Airways. With the approval of this contract, US Airways has agreements with all of its major labor groups, allowing all 45,000 employees to direct their collective energies toward providing the highest level of customer service," said US Airways President and CEO Rakesh
Gangwal.

The company is grateful to Chairman Ernest DuBester of the National Mediation Board and Senior Mediator
Larry Gibbons for their valuable assistance in reaching this contract.